Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2020, with respect to the consolidated financial statements and schedule included in the Annual Report of Cyanotech Corporation on Form 10-K for the year ended March 31, 2020. We consent to the incorporation by reference of said report in the Registration Statements of Cyanotech Corporation on Form S-3 (File No. 333-42486 effective July 28, 2000, File No. 333-97755 effective August 7, 2002, and File No. 333-101401 effective November 22, 2002), and on Form S-8 (File No. 333-63789 effective October 27, 1995, File No. 333-42484 effective July 28, 2000, File No. 333-1419111 effective April 5, 2007, File No. 333-141912 effective April 5, 2007, File No. 333-154165 effective October 10, 2008, File No. 333-179605 effective February 21, 2012, File No. 333-198790 effective September 17, 2014, and File No. 333-214572 effective November 10, 2016).

/s/ GRANT THORNTON LLP

Newport Beach, California

June 23, 2020